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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                       Date of Report:  November 9, 1998
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                       (Date of earliest event reported)


                        Everflow Eastern Partners, L.P.
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             (Exact name of Registrant as specified in its charter)


           Delaware                0-19279            34-1659910
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(State or other jurisdiction     (Commission       (I.R.S employer
    of incorporation)             File Number)      Identification No.)




          585 West Main Street, P.O. Box 629, Canfield, Ohio    44406
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              (Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code: (330)533-2692
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Item 5. Other Events
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          On October 22, 1998, Everflow Eastern Partners, L.P., a Delaware
limited partnership (the "Company") received the new Contract Price on Gas Purchase Agreements #10175, #10461 and #10515 with The East Ohio Gas Company dated September 3, 1991, March 10, 1994 and August 10, 1994, respectively. Pursuant to Article V of Gas Purchase Agreement #10175, the new adjusted base price for the November 1998 through April 1999 production periods will be $3.53/MCF, down from $3.72/MCF, and the May 1999 through October 1999 production periods will be $2.90/MCF, down from $3.09/MCF. Pursuant to Article V of Gas Purchase Agreement #10461, the new adjusted base price for the November 1998 through April 1999 production periods will be $3.17/MCF, down from $3.36/MCF, and the May 1999 through October 1999 production periods will be $2.47/MCF, down from $2.66/MCF. Pursuant to Article V of Gas Purchase Agreement #10515, the new adjusted base price for the November 1998 through March 1999 production periods will be $3.77/MCF, down from $3.96/MCF. These adjustments represent a $0.19 decrease in the contract price for each of the three contracts. The majority of the Company's natural gas production falls under these Agreements.
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                                   SIGNATURE


         After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Date: November 9, 1998            EVERFLOW EASTERN PARTNERS, L.P.

                                  By:  EVERFLOW MANAGEMENT COMPANY,
                                       General Partner

                                  By:  EVERFLOW MANAGEMENT CORPORATION,
                                       Managing General Partner

                                  By:  /s/ William A. Siskovic
                                       ---------------------------------
                                       William A. Siskovic
                                       Vice President and Treasurer